UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)               April 5, 2004
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                        DEVCON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                     Florida
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                 (State or other jurisdiction of incorporation)



     000-07152                                                59-0671992
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(Commission File Number)                      (IRS Employer Identification No.)

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                    1350 East Newport Center Drive, Suite 201
                         Deerfield Beach, Florida 33442
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (954) 429-1500
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 7(c). Exhibits

99.1 Press Release dated April 5, 2004.

Item 9. Regulation FD Disclosure

The registrant is attaching a copy of a press release dated April 5, 2004 as
Exhibit 99.1 which press release is incorporated herein by reference

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           DEVCON INTERNATIONAL CORP.



Dated:  April 5, 2004             By:/s/  Jan Norelid
                                     ----------------------
                                  Name:  Jan Norelid
                                  Title: VP Finance and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                                          Description
99.1     Press release dated April 5, 2004

EX 99.1

FOR IMMEDIATE RELEASE                                          SYMBOL:   DEVC
Monday, April 5, 2004                                          TRADED:   Nasdaq

     DEVCON ENTERS INTO AGREEMENT WITH AN INVESTMENT GROUP FOR A SIGNIFICANT EQUITY INVESTMENT IN DEVCON; PLANS TO FORM A SECURITY SERVICES DIVISION TO BE
LED BY STEPHEN J. RUZIKA, FORMER PRESIDENT OF ADT SECURITY SERVICES; RICHARD C.
  ROCHON, FORMER PRESIDENT OF HUIZENGA HOLDINGS, IS NOMINATED TO THE BOARD OF
                                   DIRECTORS

         DEERFIELD BEACH, Fla., Apr. 5--Devcon International Corp. today announced that it has entered into an agreement, with an investment group that would invest $15-18 million in Devcon in exchange for up to two million newly issued common shares at a price of $9.00 per share and warrants to purchase an additional four million shares at exercise prices ranging from $10.00 per share to $15.00 per share. Such warrants will be immediately exercisable and will expire at various times up to five years from closing. If the investment group exercises all of its warrants, its total investment including the initial purchase in Devcon, would be $64 million.

         Proceeds from the investment will be used to form the Security Services Division, to expand Devcon's operations outside of the construction, aggregates and related lines of business. The initial $15-18 million will solely be used to finance acquisitions of security services businesses in the United States. The company indicated that it intends to expand the new division through acquisitions and internal growth. The Company intends to seek opportunities and to expand the new division and finance the expansion by accessing the equity and debt capital markets.

         In addition, the newly formed division will be operated by a management group led by Stephen J. Ruzika, former Chief Financial Officer (1989-1997) of ADT Limited ("ADT") and President of ADT Security Services, Inc., who has over 17 years of experience in the security services industry. Mr. Ruzika would join the Company's senior management team as executive vice president of Devcon and president of the new Security Services Division. Devcon has also entered into a letter of intent to acquire all the assets of Security Equipment Company, Inc., a residential and commercial electronic security company which Mr. Ruzika manages and controls, for approximately $4.4 million, subject to adjustment, upon closing of the equity investment.

         Mr. Ruzika previously served as a Director and Executive Vice President (1987-1997), and Chief Financial Officer (1989-1997) of ADT, a NYSE listed company. Mr. Ruzika also served as President and Chief Executive Officer of ADT Security Services Inc. (1995-1997), a wholly owned subsidiary of ADT. Mr. Ruzika joined ADT in 1982. In 1997, ADT merged with TYCO International Ltd. and the combined company was renamed TYCO International. ADT, at the time of the merger, was the single largest provider of electronic security services in North America and the United Kingdom, providing continuous monitoring of commercial and residential security systems to over two million customers in North America and Europe. ADT Security Services, with revenue in excess of $1.5 billion, operated more than 200 sales and service offices worldwide.

         These agreements, subject to shareholder approval, include an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 15 million to 50 million and to increase the size of the board of directors from seven to nine members.

         Shareholders will also be asked to elect nine directors to serve for one year and to approve the issuance of the shares. The company approved nomination of two members to its board of directors, Richard C. Rochon and Mario
B. Ferrari, who will assist the Company with strategic oversight of the Security Services Division. Mr. Rochon served for 14 years as President of Huizenga Holdings, Inc., a management and holding company owned by H. Wayne Huizenga. Mr. Rochon is currently chairman and chief executive officer of Royal Palm Capital Partners, a private investment and management fund. Mr. Rochon continues to serve as a director of publicly held Boca Resorts, Inc., Century Business Services, Inc. and Bancshares of Florida, Inc. Mr. Ferrari currently serves as vice president of Royal Palm Capital Partners and previously worked in the investment banking division of Morgan Stanley & Co., where he served as a founding member of the Private Equity Placement Group.

         Devcon engaged the financial advisory services of Capitalink, L.C. to advise it on the financial aspects of the transaction as well as to issue an opinion as to whether the issuance of the shares and the warrants at the prices agreed to by the parties is fair, from a financial point of view, to Devcon and its shareholders. The closing of the investment is subject to shareholder approval and certain other customary conditions.
         Devcon produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean with principal operations on St. Croix and St. Thomas in the U.S. Virgin Islands, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda. The company dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites. An 80-percent-owned joint venture was formed in 2003 to build, own and operate fresh water, waste water treatment and power systems.
         This news release contains forward-looking statements related to future growth and opportunities. Actual results may differ as a result of factors over which the company has no control including hurricanes, the strength of the economy, slower than anticipated sales growth, price and product competition, and increases in raw materials costs. Additional information that could affect the company's financial results is included in regular reports to the Securities and Exchange Commission.
                                                                 #####

FOR MORE INFORMATION:                       Jan Norelid, Vice President and CFO
                                            Devcon International Corp.
                                            954/429-1500
                                            -or-
                                            Investor Relations Consultants
                                            727/781-5577 or
                                                  E-mail: irpro@mindspring.com